            EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

         This Amendment ("Amendment") is made as of the lst day of December, 2000, by and between DMI FURNITURE, INC., a Delaware corporation (the "Company") and BANK ONE, INDIANA, N.A. (the "Bank").

         WHEREAS, the Company and the Bank entered into Amended and Restated Credit Agreement dated October 3, 1997, as amended from time to time, (collectively, the "Agreement"); and

         WHEREAS, the parties hereto desire to amend the Agreement as set forth below:

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Capitalized terms not defined herein shall have the meaning ascribed in the Agreement.

         2. ACCOUNTING TERMS - DEFINITIONS.
            -------------------------------

         a. AMENDED DEFINITIONS. Each of the following definitions which are set forth in Section 1.1 of the Agreement are hereby amended and restated in their entireties, to read as follows:

                  "APPLICABLE DOCUMENTARY LETTER OF CREDIT COMMISSION RATE" means the rate per annum at which the commission due upon the issuance of each Documentary Letter of Credit will be calculated, expressed as a percentage of the maximum amount which may be drawn under the Documentary Letter of Credit, which rate shall be determined by reference to the ratio of Total Funded Debt to EBITDA in accordance with the following table:

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

                                    Ratio of Total                     Applicable Documentary
                                    Funded Debt                        Letter of Credit
                                    to EBITDA                          Commission Rate
                                    ---------                          ---------------

                                    3.50 to 4.00                             3/4%
                                    3.00 to and including 3.49               3/4%
                                    2.50 to and including 2.99               3/4%
                                    Less than 2.50                           3/4%

                           The Applicable Documentary Letter of Credit
                           Commission Rate shall be determined on the date of this Eight Amendment on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the date of this Eighth Amendment (which the Company and the Bank agree for purposes of the Applicable Documentary Letter of Credit Commission Rate shall be between
                           3.50 to 4.00 as of the date of this Eighth Amendment) and shall be redetermined and adjusted as of the close of each fiscal quarter of the Company thereafter, concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Documentary Letter of Credit Commission Rate to be effective for the entire fiscal quarter of the Company which immediately follows each such fiscal quarter.

                           "APPLICABLE SPREAD I" means that number of percentage points to be taken into account in determining the rate per annum at which interest will accrue on the Revolving Loan, which shall be determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

                                                                       If determining   If determining
                                    Ratio of Total                     a LIBOR-based    a Prime-based
                                    Funded Debt                        Rate on the      Rate on the
                                    to EBITDA                          Revolving Loan   Revolving Loan
                                    --------------                     --------------   --------------
                                    3.50 to 4.00                                2 1/4%             0%
                                    3.00 to and including 3.49                  2 %                0%
                                    2.50 to and including 2.99                  1 3/4%             0%
                                    Less than 2.50                              1 1/2%             0%

                           Applicable Spread I shall be determined on the date of this Eight Amendment on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the date of this Eighth Amendment (which the Company and the Bank agree for purposes of Applicable Spread I shall be between 3.50 to 4.00 as of the date of this Eighth Amendment) and shall be redetermined and adjusted as of the close of each fiscal quarter of the Company thereafter, concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Spread I to be effective for the entire fiscal quarter of the Company which immediately follows each such fiscal quarter.

                           "APPLICABLE SPREAD II" means that number of percentage points to be taken into account in determining the rate per annum at which interest will accrue on the Term Loan, which shall be determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

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

                                                                       If determining   If determining
                                    Ratio of Total                     a LIBOR-based    a Prime-based
                                    Funded Debt                        Rate on the      Rate on the
                                    to EBITDA                          Revolving Loan   Revolving Loan
                                    --------------                     --------------   --------------
                                    3.50 to 4.00                                2 1/4%            0%
                                    3.00 to and including 3.49                  2 %               0%
                                    2.50 to and including 2.99                  1 3/4%            0%
                                    Less than 2.50                              1 1/2%            0%

                           Applicable Spread II shall be determined on the date of this Eight Amendment on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the date of this Eighth Amendment (which the Company and the Bank agree for purposes of Applicable Spread II shall be between 3.50 to 4.00 as of the date of this Eighth Amendment) and shall be redetermined and adjusted as of the close of each fiscal quarter of the Company thereafter, concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Spread I to be effective for the entire fiscal quarter of the Company which immediately follows each such fiscal quarter.

                           "APPLICABLE UNUSED COMMITMENT FEE PERCENTAGE" means the percentage determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

                                    Ratio of Total                     Applicable
                                    Funded Debt                        Unused Commitment
                                    to EBITDA                          Percentage Fee
                                    ---------                          --------------

                                    3.50 to 4.00                              3/8%
                                    3.00 to and including 3.49                3/8%
                                    2.50 to and including 2.99                1/4%
                                    Less than 2.50                            1/4%

                           The Applicable Unused Commitment Fee Percentage shall be determined on the date of this Eight Amendment on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the date of this Eighth Amendment (which the Company and the Bank agree for purposes of the Applicable Unused Commitment Fee Percentage shall be between 3.50 to 4.00 as of the date of this Eighth Amendment) and shall be redetermined and adjusted as of the close of each fiscal quarter of the Company thereafter, concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined the Applicable Unused Commitment Fee Percentage to be effective for the entire fiscal quarter of the Company which immediately follows each such fiscal quarter.

                           "CHANGE IN MANAGEMENT" means either (i) Donald D. Dreher or (ii) Joseph G. Hill is no longer a senior executive of the Company.

         "MAXIMUM AVAILABILITY" means: (i) from and after the Eighth Amendment
                           Agreement Date to and including July 31, 2001, $24,000,000; (ii) from and after

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

                           August 1, 2001 until the Scheduled Revolving Loan Maturity Date, $26,500,000.

                           "OBLIGATIONS" means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, now or hereafter owed of the Company to the Bank or to BANC ONE CORPORATION, or to any of their respective subsidiaries, affiliates or successors arising under, by virtue of or pursuant to any of this Agreement, the Notes, the Reimbursement Agreements, any other Loan Documents, or otherwise, or in connection with any one or more Rate Management Transactions, together with all costs, expenses and reasonable attorneys' fees (including the reasonable allocated costs of staff counsel) incurred by the Bank in the enforcement or collection thereof, whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, joint and several, now exist or hereafter arise, or were prior to acquisition thereof by the Bank owed to some other Person.

                           "SCHEDULED REVOLVING LOAN MATURITY DATE" means December 31, 2001, or such subsequent date to which the Revolving Loan Commitment may be extended by the Bank pursuant to the terms of Section 2.02(d) of this Agreement.

                  b. NEW DEFINITIONS. The following new definitions are added to Section 1.01 of the Agreement, to read as follows:

                           "RATE MANAGEMENT TRANSACTION" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Company and Bank or BANC ONE CORPORATION, or any of its subsidiaries or affiliates or their respective successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

                           "EIGHTH AMENDMENT" means the Eighth Amendment to Amended and Restated Credit Agreement, dated as of the 1st day of December, 2000, executed by the Company and the Bank.

         3.       AFFIRMATIVE COVENANTS OF THE COMPANY.
                  -------------------------------------

                  a. Sections 6.0l(g)(1), and (3) of the Agreement, bearing the headings Tangible Net Worth and Ratio of Total funded Debt to EBITDA, respectively, are amended and restated in their entireties, to read as follows:

                           (1) TANGIBLE NET WORTH. The Company shall at all times from and after this Amendment maintain its Tangible Net Worth at a level not less than (i) 13,069,000, plus (ii) Fifty Percent (50%) of the cumulative Net Income of the Company for each fiscal year of the Company ending after the Eighth Amendment Agreement Date,


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

                                    provided, that such amount for each fiscal year shall in no event be less than zero.

                           (3) RATIO OF TOTAL FUNDED DEBT TO EBITDA. As of the close of each fiscal quarter of the Company ending after the Eighth Amendment Agreement Date, the Company, for the period of the four consecutive fiscal quarters shall have a Ratio of Total funded Debt to EBITDA of not greater than (i) 4.00 to 1.00 at the close of each fiscal quarter ending at any time from the Eighth Amendment Agreement Date to but not including March 3, 2001, (ii) 3.50 to 1.00 at the close of each fiscal quarter ending at any time from March 3, 2001 to but not including June 2, 2001; and (iii) 3.25 to 1.00 from June 2, 2001, and at all times thereafter.

4. The Company represents and warrants that (a) the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment, (b) no condition, act or event which could constitute an Event of Default under the Agreement exists, and (c) no condition, event, act or omission has occurred, which, with the giving of notice or passage of time, would constitute an Event of Default under the Agreement.

5. The Company agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this Amendment, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this Amendment.

6. This Amendment shall become effective only after it is fully executed by the Company and the Bank and the Bank shall have received from the Company the following documents:

        (a)      Eighth Amendment to Amended and Restated Credit Agreement;
        (b)      Promissory Note Modification Agreement;
        (c)      Any other such documents as required by the Bank.

Except as amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

7. This Amendment is a modification only and not a novation. Except for the above-quoted modifications, the Agreement, any agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Amendment is to be considered attached to the Agreement and made a part thereof. This Amendment shall not release or affect the liability of any guarantor, surety or endorser of the Agreement or release any owner of collateral securing the Agreement. The validity, priority and enforceability of the Agreement shall not be impaired hereby. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Agreement, or any agreement or security document executed in conjunction therewith, the provisions of this Amendment shall supersede and control. Company acknowledges that as of the date of this Amendment it has no offsets with respect to all amounts owed by Company to Bank and Company waives and releases all claims which it may have against Bank arising under the Agreement on or prior to the date of this Amendment.

8. The Company acknowledges and agrees that this Amendment is limited to the terms outlined above, and shall not be construed as an amendment of any other terms or provisions of the Agreement; The Company hereby specifically ratifies and affirms the terms and provisions of the Agreement. Company releases Bank from any and all claims which may have arisen, known or unknown, in connection with the Agreement on or prior to the date hereof, except those claims stemming from


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

gross negligence and willful misconduct. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Bank's part to grant other or future amendments, should any be requested.

         IN WITNESS WHEREOF, the parties have entered into this Amendment as of the day and year first above written.

BANK ONE, INDIANA, N.A.                         DMI FURNITURE, INC.


BY: ________________________________________    BY: _________________________
    STEVEN J. KRAKOSKI, FIRST VICE PRESIDENT

                                                -----------------------------
                                                   (PRINTED NAME AND TITLE)

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
             ACKNOWLEDGMENT AND AGREEMENT BY GUARANTOR AND/OR OWNER
                   OF COLLATERAL SECURING THE PROMISSORY NOTE

The undersigned (i) consent to the modification of the Agreement and all other matters in the foregoing Amendment and, if a guarantor (ii) reaffirm the Guaranty Agreement, dated June 9, 1994, and any other agreements, documents and instruments securing or otherwise relating thereto ("Guarantor Documents"),
(iii) acknowledge that the Guarantor Documents continue in full force and effect, remain unchanged, except as specifically modified hereby, and are valid, binding and enforceable in accordance with their respective terms, (iv) agree that all references, if any, in the Guarantor Documents to the Agreement are modified to refer to that document as modified by the Amendment, and (v) agree to be bound by the release of Bank set forth in the Amendment.

                                        DMI MANAGEMENT, INC.

                                        BY: ____________________________

                                        --------------------------------
                                            (Printed Name and Title)

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